Exhibit 99.1

Purple Innovation Provides COVID-19 Related Business Update

Company Experiencing Acceleration in Digital Channel Demand

Lehi, Utah, April 13, 2020 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure ™ Mattress,” today provided a business update in response to the continued impact from COVID-19.

“Our thoughts are with everyone affected by the Coronavirus and we salute all of the individuals on the front lines fighting the pandemic,” said Joe Megibow. “At Purple, our priority is ensuring the health and safety of our customers, employees and communities and I’m very proud of how our teams are responding to the challenges created by this unprecedented situation. Over the past few weeks since our withdrawal of 2020 guidance, we have seen the wholesale side of our business continue to recede with further temporary shutdowns of non-essential businesses and shelter-at-home directives in most states. Concurrently, consumer purchasing behavior has shifted quite meaningfully to e-commerce. In response, we have refocused our efforts back to our DTC core competencies resulting in an acceleration in digital channel sales across all of our product categories in the last half of March through early April. We are particularly encouraged with the increase in demand for our ancillary products including pillows, sheets, and especially seat cushions. This increase in online demand has produced online growth in excess of 35% over the prior year first quarter, allowing us to substantially offset declines in our wholesale channel. We are very pleased to be able to meet the needs of our customers during this difficult period.”

Megibow continued, “This increase in digital demand we’ve experienced has allowed us to work through a significant portion of our on-hand inventory. Given the difficultly in predicting how long this pandemic will persist and its full impact, we continue to look at all opportunities to preserve liquidity. This includes taking advantage of our vertically integrated business model to adjust production schedules to match current demand and tightly manage labor costs, including furloughing roughly 35% of our permanent workforce. We also have the ability to immediately adjust our significant discretionary online advertising spend in response to any changes in DTC trends as they develop. In addition to the previously announced cash compensation deferments for senior executives and directors of the board and 5% paid-in-kind interest deferral for the first two quarters of 2020 under our Amended and Restated Credit Agreement, we are temporarily reducing our capital spend by delaying all non-maintenance related projects and investments in non-essential initiatives and headcount additions until we have better visibility into when conditions normalize. We believe the strength of our digital business, along with these cash-preserving efforts, combined with our cash balance of more than $26 million at March 31, 2020, will set us up to weather this crisis.”

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors' products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our outlook and expectations for our financial results for the fiscal year ended December 31, 2020, our ability to create sustained profitability and shareholder value, the performance of our digital channel, our ability to effectively adjust production to meet demand for our products and manage labor costs, our ability to manage cash and respond to changing circumstances, our expected cash flow and cash balance, and the effects of and our responses to the COVID-19 outbreak. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.